Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated February 28, 2022, and each included in this Post-Effective Amendment No. 214 to the Registration Statement (Form N-1A, File No. 333-180308) of Ultimus Managers Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 29, 2021, with respect to the financial statements and financial highlights of  Westwood Quality Value Fund (previously Westwood LargeCap Value Fund), Westwood Total Return Fund, Westwood Quality SMidCap Fund (previously Westwood SMidCap Fund), Westwood Quality SmallCap Fund (previously Westwood SmallCap Fund), Westwood Income Opportunity Fund, Westwood High Income Fund and Westwood Alternative Income Fund (seven of the funds constituting The Advisors’ Inner Circle Fund) (the “Predecessor Funds”) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 28, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated December 21, 2021 on the financial statements and financial highlights of Westwood Quality AllCap Fund and Westwood SmallCap Growth Fund, each a series of shares of beneficial interest in Ultimus Managers Trust. Such financial statements and financial highlights appear in the October 31, 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

February 24, 2022